Exhibit 2.h.1

                        American Capital Strategies, Ltd.
                        8,400,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT


                                                               August ____, 1997



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

         American Capital Strategies, Ltd., a Delaware corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 1,260,000 additional shares of Common Stock to cover over-allotments, if any. The 8,400,000 shares of Common Stock (the "Initial Shares") to be purchased by the Underwriters and all or any part of the 1,260,000 shares of Common Stock subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares".

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form N-2 (No. 333-29943) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission.

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The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act (other than the prospectus filed as part of the Registration Statement on June 24, 1997) and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         The Company also will issue and sell at the Closing Time (as hereinafter defined) to the Representative for its own account warrants (the "Warrants") to purchase at an exercise price of $15.00 per share up to an aggregate of 442,751 shares of Common Stock (the "Warrant Shares"), which Warrant Shares will be registered under the Securities Act pursuant to the Registration Statement and which issuance will be consummated in accordance with the terms and conditions of the Warrant Agreement substantially in the form of Exhibit A hereto (the "Warrant Agreement").

         The Company and the Underwriters agree as follows:

         1.  Sale and Purchase:

         (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $13.95, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

         (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to an aggregate of 1,260,000 Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares which such Underwriter may become obligated to purchase

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

pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine.

         (c) Warrants. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company also agrees to issue to the Representative, in further consideration of the Representative's efforts in connection with the sale and purchase of the Shares and the Option Shares, the Warrants to purchase at an exercise price of $15.00 per share up to an aggregate of 442,751 Warrant Shares.

         2.  Payment and Delivery:

         (a) Initial Shares and Warrants. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Avenue, N.W., Washington, D.C. 20036 (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters and the delivery of the Warrants, represented by one or more certificates as the Representative may specify, to the Representative. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify in writing to the Company at least two full business days before the Closing Time. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time.

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         (b) Option Shares. In addition, payment of the purchase price for the
Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Avenue, N.W., Washington, D.C. 20036 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify at least two full business days before the Closing Time. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery.

         3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

         (a) the Company has in effect a valid election as a "business development company" as provided for in Sections 54 through 65 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and its current business operations and investments and its contemplated business operations and investments as described in the Prospectus constitute permissible activities and investments for a "business development company" under the Investment Company Act;

         (b) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company and its subsidiaries ACS Capital Investments Corporation ("ACSCIC") and ACS Labor Research, Inc. ("ACSLR" and, with ACSCIC, the "Subsidiaries") have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of ACSCIC are directly or indirectly owned of record and beneficially by the Company; 85% of the outstanding shares of capital stock of ACSLR are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

         (c) the Company and the Company's Subsidiaries (all of which are named in an exhibit to the Registration Statement) each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement, the Warrant Agreement and the other agreements described in the Prospectus, including but not limited to the Employment Agreements

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between the Company and each of David Gladstone, Malon Wilkus, Adam Blumenthal,
Roland Cline and Stephen Hester, and the material contracts of the Company, including but not limited to the Loan Accounting Agreement between the Company and Riggs Bank, N.A., the Referral Agreement between the Company and Riggs Bank, N.A., and the Referral Agreement between the Company and NCB Development Corporation (the "Other Transaction Documents") and to consummate the transactions described in each such agreement;

         (d) the Company and all of its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

         (e) the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except for non-compliance with which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

         (f) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and the Other Transaction Documents, and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the


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Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries;

         (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (h) the issuance of the Warrants has been duly authorized; when issued and delivered pursuant to the terms of the Warrant Agreement, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity; the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; and the Warrants will conform to the description thereof in the Registration Statement and the Prospectus;

         (i) the Warrant Agreement and the Other Transaction Documents have been duly authorized and will be, upon execution and delivery by the Company, legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

         (j) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Other Transaction Documents, the consummation of the transaction contemplated hereby and thereby, the sale and delivery of the Shares, issuance of the Warrants or the Warrant Shares by the Company as contemplated hereby or in the Warrant Agreement other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

         (k) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the

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Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval applicable to the Company or any of its Subsidiaries the effect of which could be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

         (l) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

         (m) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

         (n) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

         (o) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in

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the Prospectus have been so filed, summarized or described as required and any such summaries or descriptions present fairly the information required to be shown;

         (p) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbital panel or agency which could result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

         (q) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary -- Summary Financial Information" and "Selected Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

         (r) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

         (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change, in the assets, liabilities, capital, operations, business or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

         (t) by virtue of its election as a "business development company," the Company is not, and upon the sale of the Shares as herein contemplated will not be, an investment company which is required to register under the Investment Company Act;

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         (u) the Shares and the Warrant Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

         (v) there are no persons with registration or other similar rights to have any equity securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act except as provided in the Warrant Agreement;

         (w) the Shares, the Warrants, and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim, and the issuance and sale of the Shares, the Warrants, and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

         (x) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (y) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934 or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

         (z) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

         (aa) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the Nasdaq National Market;

         (bb) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

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         (cc) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common stock in a manner in violation of the Act; and

         (dd) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

         4. Certain Covenants of the Company: The Company hereby agrees with each Underwriter:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

         (b) to prepare immediately an amended Prospectus in a form approved by the Underwriters and file or transmit for filing such Prospectus with the Commission in accordance with Rule 430A and to furnish promptly to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

         (c) to advise the Representative promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

         (d) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other public information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

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

         (e) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

         (f) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

         (g) to furnish to the Underwriters, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (h) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

         (i) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

         (j) to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market;

         (k) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common

Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the Warrants and Warrant Shares, (C) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to the Direct Offering referred to in the Prospectus;


         (l) to use its best efforts to maintain its status as a "business development company" at all times during the period from the Effective Date to the fifth anniversary of the Effective Date; provided however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of shareholders as required by Section 58 of the 1940 Act or any successor provision;


         (m) to comply with the terms of the Warrant Agreement; and

         (n) to not itself and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

         5. Payment of Expenses:

         (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement and the Warrant Agreement, whether or not the transactions contemplated hereunder or thereunder are consummated or this Agreement and the Warrant Agreement are terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters in an amount not to exceed $15,000 assuming that the Common Stock is approved for quotation on the Nasdaq National Market) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market, (viii) its making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company's other obligations hereunder (including, without limitation, costs incurred in closing the purchase of the Options Shares, if any). Upon the Representative's request, the Company will provide funds in advance for filing fees.

         (b) The Company agrees to reimburse the Representative for its reasonable and documented out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc., but only if the Initial Shares are purchased by the Underwriters as provided in
Section 2(a) hereof. Such expenses shall not exceed $200,000 (not including fees and expenses of counsel with respect to state securities or blue sky laws), without the Company's permission.

         6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, the performance by the Company of its obligations hereunder in all material respects and to the following further conditions:

         (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Arnold & Porter, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

                  (i) the Company has in effect a valid election as a "business development company" as provided for in Section 54 through 65 of the Investment Company Act, and it meets all requirements to qualify as a "business development company" under the Investment Company Act;

                  (ii) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of ACSCIC are directly or indirectly owned of record and beneficially by the Company; 85% of the outstanding shares of capital stock of ACSLR are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                  (iii) the Company and the Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement, the Warrant Agreement and the other agreements described in the Prospectus, including but not limited to the Employment Agreements between the Company and each of David Gladstone, Malon Wilkus, Adam Blumenthal, Roland Cline and Stephen Hester, and the Loan Accounting Agreement between the Company and Riggs Bank, N.A., the Referral Agreement between the Company and Riggs Bank, N.A., and the Referral Agreement between the Company and NCB Development Corporation (the "Other Transaction Documents") and to consummate the transactions described in each such agreement;

                  (iv) except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, to the Counsel's knowledge the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (v) [Reserved];

                  (vi) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated under this Agreement, the Warrant Agreement or the Other Transaction Documents, as the case may be, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) to the counsel's knowledge, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) to the counsel's knowledge, any law or regulation or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries;

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                  (viii) the Warrant Agreement and the Other Transaction Documents have been duly authorized, executed, and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity; the issuance of the Warrants has been duly authorized; when issued and delivered pursuant to the terms of the Warrant Agreement, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity; the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; and the Warrants will conform in all material respects to the description thereof in the Registration Statement and the Prospectus;


                  (ix) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Other Transaction Documents, the consummation of the transaction contemplated hereby and thereby, the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that the counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

                  (x) by virtue of its election as a "business development company," the Company is not an investment company required to be registered under the Investment Company Act;

                  (xi) the Shares, the Warrants, and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                  (xii) the issuance and sale of the Shares, the Warrants, and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement known to the counsel to which the Company or any of its Subsidiaries is a party or, to the counsel's knowledge, otherwise;

                  (xiii) the Shares and the Warrant Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

                  (xiv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the Nasdaq National Market;

                  (xv) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                  (xvi) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained in such Registration Statement or Prospectus, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                  (xvii) the statements under the captions "Capitalization," "Regulation", "Investment Policies," "Tax Status," "Description of Capital Stock," and "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects; and

                  (xviii) to the counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described.

         In addition, the counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although the counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(xiii), (xvi), and (xvii) above), nothing has caused them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of the counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, the counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

         (b) The Representative shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the Representative.

         (c) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

         (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

         (e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and
(ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

         (g) At the Closing Time, the Warrant Agreement and the Other Transaction Documents shall have been entered into and delivered by all required parties.

         (h) At the Closing Time, the Shares shall have been approved for inclusion in the Nasdaq National Market.

         (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) The Representative shall have received letters from Malon Wilkus and each person purchasing shares of the Company's Common Stock in the Direct Offering described in the Prospectus, in form and substance satisfactory to the Representative, confirming that for a period of 180 days after the Closing Time, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within 180 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(j) to the same extent as such stockholder delivering a letter hereunder), directly or indirectly, any share of Common Stock (other than by participating as selling stockholders in a registered offering of Common Stock offered by the Company with the consent of the Representative) or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, which consent may be withheld at the sole discretion of the Representative. Notwithstanding the foregoing, Malon Wilkus may enter into a bona fide pledge of shares to a third party commercial lender for the purpose of financing the purchase by him of shares of the Company's Common Stock as part of the Direct Offering.

         (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its two principal executive officers, David Gladstone and Malon Wilkus, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (e), (f), (g) and
(h) have been met and are true and correct as of such date.

         (m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein and in the Warrant Agreement, and the performance by the Company of its covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

         (n) The Company shall perform such of its obligations under this Agreement and the Warrant Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

         (o) Neither the Commission nor Nasdaq have suspended trading in any securities of the Company.

         7. Termination:

         (a) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (iv) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company, or
(v) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

         (b) If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         (c) At the Company's request, the Representative will refrain from exercising its right to terminate this Agreement pursuant to Section 7(a)(i) of this Agreement for a period of up to three business days, in order for the Company to fulfill one or more of the conditions set forth in Section 6 of this Agreement. This provision shall not apply, however, if the Representative determines that any such condition cannot reasonably be expected to be fulfilled within three business days.

         (d) If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting

Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

         If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

         9. Indemnity and Contribution by the Company and the Underwriters:

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b).

         If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without the its written consent.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors, the officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(m) and this Section 9.

         If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Representative will not relieve any such Underwriter of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties', relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

         10. Survival: The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland 20814, Attention: President.

         12. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

         If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                     Very truly yours,

                                     AMERICAN CAPITAL STRATEGIES, LTD.



                                     -------------------------------
                                     By:
                                     Title:


Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY &
CO., INC.


-------------------------------------
By:
Title:

For themselves and as Representative
of the other Underwriters named on
Schedule I hereto.

                                   Schedule I



                                                                                           Number of Initial
Underwriter                                                                              Shares to be Purchased
-----------                                                                              ----------------------
Friedman, Billings, Ramsey & Co., Inc......................................................   6,540,000
Bear, Stearns & Co. Inc....................................................................     125,000
Keefe, Bruyette & Woods, Inc...............................................................     125,000
Montgomery Securities......................................................................     125,000
PaineWebber Incorporated...................................................................     125,000
Smith Barney, Inc..........................................................................     125,000
Advest, Inc................................................................................      65,000
J.C. Bradford & Co.........................................................................      65,000
Cleary Gull Reiland & McDevitt Inc.........................................................      65,000
Cruttenden Roth Incorporated...............................................................      65,000
Equitable Securities Corporation...........................................................      65,000
Everen Securities, Inc.....................................................................      65,000
Fahnestock & Co. Inc.......................................................................      65,000
Ferris, Baker Watts, Inc...................................................................      65,000
J.J.B. Hillard, W.L. Lyons, Inc............................................................      65,000
Legg Mason Wood Walker, Incorporated......................................................       65,000
Morgan Keegan & Company, Inc...............................................................      65,000
The Ohio Company...........................................................................      65,000
Parker/Hunter Incorporated.................................................................      65,000
Scott & Stringfellow, Inc..................................................................      65,000
The Seidler Companies Incorporated.........................................................      65,000
Stephens Inc...............................................................................      65,000
Stifel, Nicolaus & Company, Incorporated..................................................       65,000
Sutro & Co. Incorporated...................................................................      65,000
Tucker Anthony Incorporated................................................................      65,000
                                                                                              ---------
     Total.................................................................................   8,400,000
                                                                                              ---------
                                                                                              ---------

                                                                       Exhibit A

================================================================================











                        AMERICAN CAPITAL STRATEGIES, LTD.



                                       and



                            [NAME OF WARRANT AGENT],



                                as Warrant Agent




                    ----------------------------------------



                                WARRANT AGREEMENT

                          Dated as of ----------, 1997




                    ----------------------------------------








================================================================================

                       TABLE OF CONTENTS

                                                            Page
                                                            -----
PARTIES       ..............................................  1

RECITALS      ..............................................  1

ARTICLE I.    ISSUANCE, EXECUTION AND TRANSFER OF
              WARRANT CERTIFICATES..........................  2

     1.01.    Form of Warrant Certificates..................  2

     1.02.    Execution of Warrant Certificates.............  2

     1.03.    Issuance, Delivery and Registration of
              Warrant Certificates..........................  3

     1.04.    Exercise of and Adjustments to the
              Optional Warrants.............................  3

     1.05     Transfer and Exchange of Warrant
              Certificates..................................  3

ARTICLE II.   SHARES OF COMMON STOCK ISSUABLE, WARRANT
              PRICE, EXPIRATION DATE AND EXERCISE OF
              WARRANTS......................................  4

     2.01.    Warrant Shares Issuable; Exercise Price;
              Expiration Date...............................  4

     2.02.    Exercise of Warrants..........................  5

     2.03.    No Fractional Shares to Be Issued.............  6

     2.04.    Cancellation of Warrants......................  6

ARTICLE III.  MERGER, ACQUISITION, ETC.; RESERVATION OF
              SHARES OF COMMON STOCK; PAYMENT OF TAXES......  7

     3.01.    Adjustment of Exercise Price and Number of
              Warrant Shares................................  7

     3.02.    Exercise Price Adjustment Formula.............  7

     3.03.    Constructive Issuance of Shares...............  7

     3.04.    Stock Dividends............................... 10

     3.05.    Extraordinary Dividends and Distributions..... 10


                                       (i)

                                                            Page
                                                           -------

     3.06.    Stock Splits and Reverse Stock Splits......... 10

     3.07.    Reorganizations and Asset Sales............... 11

     3.08.    Covenant to Reserve Shares for Issuance on
              Exercise...................................... 11

     3.09.    Warrant Agent Not Responsible for Validity
              of Shares..................................... 12

     3.10.    Statements on Warrants........................ 12

     3.11.    Notice of Change in Securities Issuable....... 12

     3.12.    References to Common Stock.................... 13

ARTICLE IV.   OTHER PROVISIONS RELATING TO RIGHTS OF
              HOLDERS OF WARRANTS........................... 13

     4.01.    No Rights as Shareholders..................... 13

     4.02.    Mutilated or Missing Warrant Certificates..... 13

     4.03.    Liquidation, Merger, etc.; Notice to
              Warrantholders................................ 14

ARTICLE V.    CONCERNING THE WARRANT AGENT.................. 15

     5.01.    Change of Warrant Agent....................... 15

     5.02.    Compensation; Further Assurances.............. 16

     5.03.    Reliance on Counsel........................... 17

     5.04.    Proof of Actions Taken........................ 17

     5.05.    Correctness of Statements..................... 17

     5.06.    Validity of Agreement......................... 17

     5.07.    Use of Agents................................. 18

     5.08.    Liability of Warrant Agent.................... 18

     5.09.    Legal Proceedings............................. 18

     5.10.    Other Transactions in Shares of the Company... 18

     5.11.    Actions as Agent.............................. 18


                                  (ii)

                                                            Page
                                                          -------

     5.12.    Appointment and Acceptance of Agency.......... 19

ARTICLE VI.   MISCELLANEOUS................................. 19

     6.01.    Reservation of Shares......................... 19

     6.02.    Registration of Warrant Shares................ 19

     6.03.    Enforcement of Warrant Rights................. 21

     6.04.    Negotiability and Ownership................... 21

     6.05.    Warrant Legend................................ 21

     6.06.    Supplements and Amendments.................... 22

     6.07.    Covenant as to Status as a Business
              Development Company........................... 23

     6.08.    Successors and Assigns........................ 23

     6.09.    Notices....................................... 23

     6.10.    Applicable Law................................ 24

     6.11.    Benefits of this Agreement.................... 24

     6.12.    Registered Warrantholders..................... 24

     6.13.    Inspection of Agreement....................... 24

     6.14.    Headings...................................... 25

     6.15.    Counterparts.................................. 25


SIGNATURES AND SEALS.......................................  26

EXHIBIT A.   FORM OF FIRM WARRANT CERTIFICATE.............. A-1

EXHIBIT B.   FORM OF OPTIONAL WARRANT CERTIFICATE.......... B-1

                                     (iii)

                                WARRANT AGREEMENT


         This Agreement is made as of ____________, 1997 between American Capital Strategies, Ltd., a Delaware corporation (the "Company"), and [Name of Warrant Agent] (the "Warrant Agent").

                                    RECITALS


         A. The Company proposes to sell, pursuant to an Underwriting Agreement dated ____________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. ("FBR") (the "Underwriting Agreement"), 8,400,000 shares (the "Initial Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to certain underwriters, for which FBR is acting as representative (the "Underwriters") and up to 1,260,000 (the "Option Shares") of Common Stock, to cover over-allotments, if any.


         B. The Company deems it advisable, in consideration for the services rendered to the Company by FBR in connection with the offering of the Common Stock, to issue to FBR warrants (the "Firm Warrants") entitling the holders thereof to purchase an aggregate of 442,751 shares of Common Stock. The Company also deems it advisable, for the same consideration, to issue to FBR certain additional warrants (the "Optional Warrants") entitling the holders thereof to purchase an aggregate of 50,400 shares of Common Stock, subject to certain adjustments as provided for in Section 1.04. (The Firm Warrants and the Optional Warrants shall together be referred to as the "Warrants".) The shares of Common Stock issued upon exercise of the Warrants are referred to as the "Warrant Shares".


         C. The Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

         D. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, exchange, transfer, substitution and exercise of Warrants;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                 ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF
                              WARRANT CERTIFICATES


         SECTION 1.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in temporary or definitive fully registered form (the "Warrant Certificates") substantially in the form of Exhibit A in the case of the Firm Warrants or, in the case of the Optional Warrants, in the form of Exhibit B, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as consistently herewith may be determined by the officers executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of shares of Common Stock stated therein, adjusted as provided for in Article III, upon payment of the Exercise Price (as defined in Section 2.01).


         SECTION 1.02. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Treasurer or a Vice President of the Company, shall have the Company's seal or a facsimile thereof affixed or imprinted thereon and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Warrant Certificates shall be countersigned manually by the Warrant Agent (or successor Warrant Agent) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned by the Warrant Agent (or successor Warrant Agent), however, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant

Certificate, although at the date of the execution of this Agreement any such person was not such an officer.


         SECTION 1.03. Issuance, Delivery and Registration of Warrant Certificates. Upon receipt of written instructions from the Company, the Warrant Agent shall issue and deliver, at the closing of the sale of the Initial Shares to the Underwriters as provided in the Underwriting Agreement, to FBR or its designees, who shall be persons to whom the Warrants could be transferred under
Section 6.04: (a) a Warrant Certificate representing the Firm Warrants, in substantially the form of Exhibit A, and (b) a Warrant Certificate representing the Optional Warrants, substantially in the form of Exhibit B. Additionally, the Warrant Agent shall countersign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided. The Warrant Agent shall maintain books for the registration of transfer and registration of Warrant Certificates (the "Warrant Register").


         SECTION 1.04. Exercise of and Adjustments to the Optional Warrants. The Optional Warrants shall not be exercisable in whole or in part until the Expiration Date, which shall be the day sixty days following the date of the Underwriting Agreement between the Company and FBR. The number of shares of Common Stock which a holder of the Optional Warrants is entitled to receive upon the exercise of the Optional Warrants is subject to certain adjustments. In the event that FBR fails to exercise its right to purchase the total maximum number of Option Shares provided for in the Underwriting Agreement, then the Optional Warrants shall cease to be exercisable with respect to that number of shares of Common Stock equal to (i) 1,260,000, minus (ii) the total number of Option Shares purchased by and delivered to FBR, multiplied by (iii) 0.04. In the event that FBR does not purchase any Option Shares within sixty days following the date hereof, the Optional Warrants will expire in their entirety. The Warrant Agent may not deliver Warrant Shares unless and until the Warrant Agent receives written notice signed by both the Company and FBR which sets out the number of shares of Common Stock which the holder of the Optional Warrants will be entitled to receive upon exercise of the Optional Warrants, after making the adjustments described in this Section 1.04.


         SECTION 1.05. Transfer and Exchange of Warrant Certificates. The Warrant Agent, from time to time, shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant

Agent) of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrantholder or the Warrantholders' attorney duly authorized in writing, and evidence, satisfactory to the Warrant Agent, of compliance with the provisions of Section 6.04. Upon any such registration of transfer, a new Warrant Certificate shall be countersigned by the Warrant Agent and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent), with written instructions, for other Warrant Certificates countersigned by the Warrant Agent entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of shares of Common Stock as the Warrant Certificate so surrendered. In the case of a Warrant Certificate representing Optional Warrants, if such Warrant Certificate is exchanged for a new certificate prior to the Expiration Date, the newly issued Warrant Certificate shall also represent Optional Warrants. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.


                                   ARTICLE II

                SHARES OF COMMON STOCK ISSUABLE, EXERCISE PRICE,
                    EXPIRATION DATE AND EXERCISE OF WARRANTS


         SECTION 2.01. Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time from the effective date (the "Effective Date") of the registration statement filed on Form N-2 under the Securities Act of 1933, as amended (the "Securities Act") (or, in the case of the Optional Warrants, at any time from the Expiration Date) to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) the number of shares of Common Stock stated therein, adjusted as provided in Article III, upon payment of $15.00 per share (which price is equal to the initial public offering price), adjusted as provided in
Article III. Such price, as in effect from time to time as provided in Article III, is referred to as the "Exercise Price". Each share of Common Stock issuable upon exercise of a Warrant is referred to as a "Warrant Share". Each Warrant not exercised during the period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, at the end of such period. For purposes of this Agreement, the term "Business Day" means any day of the week other than a Saturday, Sunday or a day which in The City of New York or in the city in which the principal office of the Warrant Agent is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

         SECTION 2.02. Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent), with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and signed, and by paying in full to the Warrant Agent for the account of the Company (i) in cash, or (ii) by certified or official bank check, or (iii) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. A Warrantholder may exercise such holder's Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrants Shares.

         (b) As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which such Warrants are then being exercised, the Warrant Agent shall requisition from the transfer agent of the shares of Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled, registered in the name of such Warrantholder or as such Warrantholder shall direct. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in Section 2.03, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Warrant shall not have been exercised. The Warrant Agent on behalf of the Company will cancel all Warrants so surrendered.

         (c) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Warrant Agent and payment of the Exercise Price and any applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

         (d) All Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's satisfaction that the tax has been paid or that no tax is due.

         (e) Promptly after the Warrant Agent shall have taken the action required in Section 2.02(b) or at such later time as may be mutually agreeable to the Company and the Warrant Agent, the Warrant Agent shall account to the Company with respect to any Warrants exercised and shall pay to the Company the amount of money received by it upon the exercise of Warrants.

         SECTION 2.03. No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, as reasonably determined by the Board of Directors of the Company.

         SECTION 2.04. Cancellation of Warrants. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. On request of the Company, the Warrant Agent shall destroy canceled Warrant Certificates held by it and shall deliver its certificates of destruction to the Company. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Warrant Agent for cancellation.

                                   ARTICLE III

               ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION,
              ETC.; RESERVATION OF SHARES OF COMMON STOCK; PAYMENT
                                    OF TAXES


         SECTION 3.01. Adjustment of Exercise Price and Number of Warrant Shares. (a) The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.


         (b) For purposes of making adjustments of the Exercised Price pursuant to this Article III, the "Current Market Price" shall be determined as of the date of the issuance or sale giving rise to the adjustment and shall be equal to the last sale price with respect to shares of Common Stock as reported in the consolidated transaction reporting system on that date. If there are no reported transactions in the consolidated transaction reporting system on that date, the "Current Market Price" shall be the average of the highest current independent bid and lowest current independent offer for the shares in the consolidated transaction reporting system.


         SECTION 3.02. Exercise Price Adjustment Formula. If the Company issues or sells any shares of Common Stock for a price per share that is less than the Current Market Price in effect at the time of such issuance or sale, the Exercise Price immediately shall be adjusted by multiplying the Exercise Price by (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately prior to such issuance and sale multiplied by the Current Market Price at the time of such issuance or sale and (ii) the total consideration received and deemed (in accordance with the provisions of Section 3.03) to be received by the Company upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the Current Market Price, minus (ii) the consideration received.



         SECTION 3.03. Constructive Issuance of Shares. (a) If the Company grants any rights or options (collectively referred to as "options") to subscribe for or purchase any shares of Common Stock or any securities (collectively referred to as "convertible securities") convertible into or exchangeable for shares of Common Stock, whether or not any such options or the right to convert or exchange any such convertible securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such options or upon conversion or exchange of such convertible securities (determined by dividing (i) the total consideration received or receivable by the Company for the granting of such options, plus any additional consideration payable to the Company upon the exercise of such options, plus in the case of any such options which relate to convertible securities any additional consideration payable to the Company upon the conversion or exchange thereof by
(ii) the maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of such convertible securities) shall be less than the Current Market Price in effect as of the time of granting such options, the maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of all convertible securities issuable upon the exercise of such options shall be deemed, upon the granting of such options, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon the exercise of such options or the conversion or exchange of such convertible securities.



         (b) If the Company issues or sells any convertible securities (other than securities referred to in Section 3.03(a)), whether or not the right to convert or exchange any such convertible securities is immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total consideration received or receivable by the Company for the issue or sale of such convertible securities, plus any additional consideration payable to the Company upon the conversion or exchange of such convertible securities by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of such convertible securities) shall be less than the Current Market Price in effect as of the time of such issue or sale, the maximum number of shares of Common Stock issuable upon conversion or exchange of all such convertible securities shall be deemed, upon the issue or sale of such convertible securities, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon conversion or exchange of any such convertible securities.


         (c) If the exercise price provided for in any option referred to in
Section 3.03(a), or the rate at which any convertible security referred to in
Section 3.03(a) or 3.03(b) is convertible into or exchangeable for shares of Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained had the adjustments made and required to be made under this Section 3.03 upon the issuance or sale of such options or such convertible securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore delivered upon the exercise of such options or upon the conversion or exchange of such convertible securities and the total consideration received therefor, (ii) the issuance of all shares of Common Stock and all other options or convertible securities and the total consideration received therefor and
(iii) the original issuance at the time of such change of exercise price or rate of any such options or convertible securities then outstanding and the total consideration received therefor. On the expiration of any such option or the termination of any such right to convert or exchange any such convertible securities, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained (iv) had the adjustments made upon the issuance of such options or such convertible securities been made upon the issuance of only the number of shares of Common Stock actually delivered and the total consideration received therefor upon the exercise of such options or upon the conversion or exchange of such convertible securities and (v) had adjustments been made on the basis of the Exercise Price as adjusted under clause (iv) of this Section 3.03(c) for all issues or sales of shares of Common Stock, options or convertible securities made after the issuance of such options or convertible securities. If the exercise price provided for in any option referred to in
Section 3.03(a), or the rate at which any convertible security referred to in
Section 3.03(a) or 3.03(b) is convertible or exchangeable for shares of Common Stock, shall decrease at any time pursuant to applicable provisions thereof designed to protect against dilution, the Exercise Price immediately shall be decreased in the case of delivery of shares of Common Stock upon the exercise of any such option or upon the conversion or exchange of any such convertible securities, to the Exercise Price that would have obtained had the adjustments made upon the issue or sale of such option or such convertible security been made upon the basis of the issuance of the shares of Common Stock so delivered and the total consideration received therefor.

         (d) If any shares of Common Stock or any convertible securities or any option shall be issued or sold for cash, the consideration received by the Company shall be deemed to be the amount payable to the Company therefor without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any shares of Common Stock or any convertible securities or any option shall be issued or sold for a consideration other than cash, the consideration received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any shares of Common Stock or any convertible securities or any option shall be issued in connection with a merger of another corporation into the Company, the consideration received by the Company shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board of Directors shall reasonably determine to be attributable to such shares of Common Stock or such option or convertible securities, as the case may be.

         SECTION 3.04. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in shares of Common Stock, the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03(c)) to be outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by
(ii) the total number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

         SECTION 3.05. Extraordinary Dividends and Distributions. If the Company shall declare a dividend or any other distribution upon the shares of Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or convertible securities, the Exercise Price shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend or other distribution, to the fair value thereof per share of Common Stock at the time such dividend or other distribution was declared, as reasonably determined by the Board of Directors of the Company. A dividend or distribution other than in cash shall be considered payable out of current earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as reasonably determined by the Board of Directors of the Company.

         SECTION 3.06. Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

         SECTION 3.07. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the shares of Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Common Stock, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares otherwise receivable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Agreement shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive.


         SECTION 3.08. Covenant to Reserve Shares for Issuance on Exercise. (a) The Company will cause an appropriate number of shares of Common Stock to be duly and validly authorized and reserved and will keep available out of its authorized shares of Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number shares of Common Stock, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued and, upon payment of the Exercise Price, fully paid and non-assessable.

         (b) The Company hereby authorizes and directs its current and future transfer agents for the shares of Common Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents share certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be reserved in respect of such Warrants.

         SECTION 3.09. Warrant Agent Not Responsible for Validity of Shares. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property that at any time may be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article III, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to Article III, or to comply with any of the covenants of the Company contained in this Article III.

         SECTION 3.10. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         SECTION 3.11. Notice of Change in Securities Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrants is changed pursuant to this Article III, the Company promptly shall file with the Warrant Agent a certificate executed by its chief financial officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed. The Company also shall mail such a notice to each Warrantholder. Failure to file such statement or to publish such notice, or any defect in such statement or notice, shall not affect the legality or validity of any such change.

         SECTION 3.12. References to Common Stock. Unless the context otherwise indicates, all references to Common Stock in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

                                   ARTICLE IV

                OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF
                                    WARRANTS

         SECTION 4.01. No Rights as Shareholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote at, or to receive notice of, any meeting of shareholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by such holder's Warrant or Warrant Certificate.

         SECTION 4.02. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company and the Warrant Agent (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company and the Warrant Agent in each instance protecting the Company and the Warrant Agent, a new Warrant Certificate of like tenor and exercisable for an equivalent number of shares of Common Stock as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant

Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

         SECTION 4.03. Liquidation, Merger, etc.; Notice to Warrantholders. If:

         (a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Stock); or

         (c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Stock is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

         (d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to (i) above at least ten calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least 20 calendar days before the earlier of the dates specified. From the time notice is required to be given pursuant to this Section 4.03, the holders of Warrants shall be entitled to exercise such Warrants regardless of the provisions of Section 2.01.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

         SECTION 5.01. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days' notice in writing to the Company, except that such shorter notice may be given as the Company, in writing, shall accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder of Warrants (who, with such notice, shall submit such holder's Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent.

         (b) The Warrant Agent may be removed by the Company at any time upon 30 days' written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor Warrant Agent meeting the requirements hereof shall have been appointed.


         (c) Any successor Warrant Agent, whether appointed by the Company or by a court of competent jurisdiction, shall be a corporation or association (including the Company) organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and confirm to such successor Warrant

Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the Warrantholders and each transfer agent for the shares of Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.


         (d) Any corporation or association into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the in the Warrant Certificates and in this Agreement.


         (e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 5.02. Compensation; Further Assurances. The Company agrees (i) that it will pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as reasonably may be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         SECTION 5.03. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

         SECTION 5.04. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on the part of the Warrant Agent, may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Warrant Agent; and such Officers' Certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent in lieu thereof may accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

         SECTION 5.05. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereon) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

         SECTION 5.06. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrants or as to whether any shares of Common Stock, when issued, will be validly issued and fully paid and nonassessable.

         SECTION 5.07. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

         SECTION 5.08. Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent's negligence or willful misconduct or bad faith.

         SECTION 5.09. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

         SECTION 5.10. Other Transactions in Shares of the Company. The Warrant Agent in its individual or any other capacity may become the owner of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 5.11. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in good faith in connection with this Agreement except for its own negligence or willful misconduct or bad faith.

         SECTION 5.12. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Reservation of Shares. The Company at all times shall reserve and keep available such number of shares of its authorized but unissued Common Stock as from time to time shall be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon any securities exchange upon which shares of Common Stock are then listed, if any.


         SECTION 6.02. Registration of Warrant Shares. (a) The Company shall cause the Warrant Shares to be registered under the Securities Act on the date that they are issuable to FBR pursuant to the Underwriting Agreement and will use its best efforts to keep such registration effective through the close of business on the fifth anniversary of the Effective Date. Thereafter, the Company will use its best efforts to keep such registration effective through the close of business on the seventh anniversary of the Effective Date.


         (b) If, at any time prior to the close of business on the fifth anniversary of the Effective Date, there is no registration statement in effect for the Warrant Shares, the

Company, upon the written request of holders of Warrants and of Warrant Shares representing an aggregate of 50% or more of the Warrant Shares, will file with the Securities and Exchange Commission under the Securities Act, such registration statements and amendments thereto and such other filings as may be required to permit the public offering and sale of such Warrant Shares in compliance with the Securities Act. The Company shall be required to register Warrant Shares only once pursuant to this Section 6.02(b).

         (c) The Company will permit any Warrant Shares to be included, at the request of the holders of such Warrant Shares, in any registration of securities of the Company (other than shares of Common Stock for an employees' option or stock purchase plan) under a registration statement filed by the Company under the Securities Act at any time prior to the close of business on the seventh anniversary of the Effective Date. The Company shall provide written notice to the record holders of all Warrants and Warrant Shares at least 30 days prior to the filing of any such registration statement sent by registered mail to the address of record of each such holder.

         (d) Each such holder shall pay the underwriting discount attributable to such holder's Warrant Shares, any transfer tax payable with respect thereto and the fees and expenses of such holder's counsel. All other expenses of registration under Section 6.02(a), Section 6.02(b) or Section 6.02(c) shall be borne by the Company.

         (e) The Company will agree to indemnify the holders of Warrant Shares that are included in a registration statement or amendments to existing registration statements pursuant to this Section 6.02 substantially to the same extent as the Company has agreed to indemnify the Underwriters in the Underwriting Agreement and such holders will agree to indemnify the Company and any underwriter with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company in the Underwriting Agreement.

         (f) If the offering pursuant to any registration statement provided for herein is made through underwriters, the Company will enter into an underwriting agreement in customary form and indemnify, in customary form, such underwriters and each person who controls any such underwriter within the meaning of the Securities Act. Such underwriting agreement shall contain provisions for the indemnification of the Company in customary form, provided that the aggregate amount that may be recovered from any such underwriter pursuant to such provisions shall be limited to the total price at which the Warrant Shares purchased by any such underwriter under such underwriting agreement were offered to the public.

         SECTION 6.03. Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company or the Warrant Agent suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

         SECTION 6.04. Negotiability and Ownership. The Warrants issued hereunder shall not, for a period of one year following the Effective Date, be sold, transferred, assigned or hypothecated by the holders thereof except (a) to persons who are officers of FBR or (b) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act. For the purposes of this Section 6.04, the term "officers" shall refer to those persons who are officers of FBR who become officers of FBR at any time before the expiration of the Warrants regardless of whether such persons are officers of FBR at the time they sell, transfer, assign or hypothecate a Warrant. Any attempt to sell, transfer, assign or hypothecate in contravention of this Section shall be null and void.

         SECTION 6.05. Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

               "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED ____________, 1997, BETWEEN AMERICAN CAPITAL STRATEGIES, INC. AND [NAME OF WARRANT AGENT]. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT, PRIOR TO ____________ [FIRST ANNIVERSARY OF EFFECTIVE DATE], TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT."

         (b) Each certificate representing Warrant Shares, unless registered pursuant to Section 6.02, shall contain a legend substantially in the following form:


               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED ____________, 1997, BETWEEN AMERICAN CAPITAL STRATEGIES, INC. AND [NAME OF WARRANT AGENT]. ANY ATTEMPT TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE, PRIOR TO ____________ [FIRST ANNIVERSARY OF EFFECTIVE DATE], TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE."

         SECTION 6.06. Supplements and Amendments. (a) Notwithstanding the provisions of Section 6.06(b), the Warrant Agent, without the consent or concurrence of the registered holders of the Warrants, may enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.07, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

         (b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent at any time and from time to time by supplemental agreement or amendment may add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment, without the consent of the registered holder of each outstanding Warrant affected thereby, shall:

         (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable or may be redeemed; or

         (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.


         SECTION 6.07. Covenant as to Status as a Business Development Company. The Company shall use its best efforts, until the fifth anniversary of the Effective Date, to maintain its status as a "business development company" within the meaning of the Investment Company Act of 1940 ("1940 Act"). Notwithstanding the foregoing, the Company may change the nature of its business so as to cease to be, or to withdraw its election as a business development Company with the approval of the board of directors and a vote of shareholders as required by Section 58 of the 1940 Act, or any successor provision.

         SECTION 6.08. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 6.09. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

               American Capital Strategies, Ltd.
               3 Bethesda Metro Center
               Bethesda, Maryland  20814
               Attention:  Mr. Malon Wilkus


         Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

               [Name of Warrant Agent]
               ---------------
               ---------------
               ---------------
               Attention:  _______________

         Any notice or demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

         SECTION 6.10. Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificate shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

         SECTION 6.11. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

         SECTION 6.12. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms "Warrantholder" and "holder of any "Warrants" and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

         SECTION 6.13. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Warrant Agent (or successor Warrant Agent). The Warrant Agent may require any such Warrantholder to submit his Warrant

Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

         SECTION 6.14. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

         SECTION 6.15. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.


                                      AMERICAN CAPITAL STRATEGIES,
                                      LTD.

[CORPORATE SEAL]

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



Attest:
Name:
Title:

                                      [NAME OF WARRANT AGENT],
                                      as Warrant Agent

[CORPORATE SEAL]


                                      By:
                                          -------------------------------
                                          Name:
                                          Title:


Attest:
Name:
Title:

                                                                       EXHIBIT A


                                    Exhibit A


                       [FORM OF FIRM WARRANT CERTIFICATE]


No. __________                                               __________ Warrants


                                    WARRANTS
                      TO PURCHASE SHARES OF COMMON STOCK OF
                        AMERICAN CAPITAL STRATEGIES, LTD.


          American Capital Strategies, Ltd., a Delaware corporation (the "Company"), for value received, hereby certifies that

                      -------------------------------------

          or registered assigns, is the owner of the number of Firm Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the "Warrant Agreement"), to purchase from the Company at any time, or from time to time, from the date of original issuance of the Firm Warrants to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the "Exercise Period"), the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") described in the Warrant Agreement (each share of Common Stock issuable upon exercise of a Firm Warrant is referred to as a "Warrant Share"). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Firm Warrant represented by this Warrant Certificate shall be $15.00 per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Firm Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated ____________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. The term "Exercise Price" as used herein refers to the foregoing price per share in effect at any time.

          This Firm Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Firm Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the

Warrant Agreement shall cease at the end of the Exercise Period.

          Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the office or agency maintained for such purpose in The City of New York or the principal office of [Name of Warrant Agent], Warrant Agent (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly filled in and signed, and upon payment in full to the Warrant Agent for the account of the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________, 1997 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Warrant Agent (or successor Warrant Agent).

          The Company shall not be required upon the exercise of the Firm Warrants represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Firm Warrant shall not have been exercised.

          This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) for new Warrant Certificates representing the same aggregate number of Firm Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Firm Warrants, will be issued to the transferee. Every holder of Firm Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Firm Warrants or his transferee any rights whatsoever as a shareholder of the Company.

          This Warrant Certificate shall not be valid unless countersigned manually by the Warrant Agent.

          The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

                                   AMERICAN CAPITAL STRATEGIES,
                                   LTD.



(CORPORATE SEAL)                   By:
                                       -------------------------------

                                   ATTEST:


                                   --------------------------------


COUNTERSIGNED:                     [NAME OF WARRANT AGENT], as
                                   Warrant Agent



                                   By:
                                       ----------------------------
                                          Authorized Signature

                                    Exhibit B

                     [FORM OF OPTIONAL WARRANT CERTIFICATE]


No. __________                                                _________ Warrants

                                    WARRANTS
                      TO PURCHASE SHARES OF COMMON STOCK OF
                        AMERICAN CAPITAL STRATEGIES, LTD.


          American Capital Strategies, Ltd., a Delaware corporation (the "Company"), for value received, hereby certifies that

                    -----------------------------------------

          or registered assigns, is the owner of the number of Optional Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the "Warrant Agreement"), to purchase from the Company at any time, or from time to time, from the Expiration Date, which is sixty days following the date of the Underwriting Agreement, to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the "Exercise Period"), the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") described in the Warrant Agreement (each share of Common Stock issuable upon exercise of an Optional Warrant is referred to as a "Warrant Share"), subject to certain adjustments. Subject to the terms and conditions of the Warrant Agreement, the exercise price per Optional Warrant represented by this Warrant Certificate shall be $15.00 per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Optional Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated ____________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. The term "Exercise Price" as used herein refers to the foregoing price per share in effect at any time.

          Subject to the terms and conditions of the Warrant Agreement, the number of shares of Common Stock which the holder of this Warrant Certificate is entitled to receive upon exercise of the Optional Warrants represented hereby is subject to certain adjustments, as follows: in the event that FBR fails to exercise its right to receive the total maximum number of Option Shares, then the Optional Warrants shall cease to be exercisable with respect to that number of shares of Common Stock equal to (i) 1,050,000, minus (ii) the total number of Option Shares purchased by and delivered to FBR, multiplied by (iii) 0.04. In the event that FBR does not purchase any Option Shares within sixty days following the date hereof, the Optional Warrants will expire in their entirety. The Warrant Agent may not deliver Warrant Shares pursuant to this Optional Warrant unless and until the Warrant Agent receives written notice signed by both the Company and FBR which sets out the number of shares of Common Stock which the holder of the Optional Warrants will be entitled to receive.

          This Optional Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Optional Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

          Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the office or agency maintained for such purpose in The City of New York or the principal office of [Name of Warrant Agent], Warrant Agent (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly filled in and signed, and upon payment in full to the Warrant Agent for the account of the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________, 1997 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Warrant Agent (or successor Warrant Agent).

          The Company shall not be required upon the exercise of the Firm Warrants represented hereby to issue fractions of

Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Firm Warrant shall not have been exercised.

          This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) for new Warrant Certificates representing the same aggregate number of Firm Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Firm Warrants, will be issued to the transferee. Every holder of Firm Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Firm Warrants or his transferee any rights whatsoever as a shareholder of the Company.

          This Warrant Certificate shall not be valid unless countersigned manually by the Warrant Agent.

          The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

                                   AMERICAN CAPITAL STRATEGIES,
                                   LTD.




(CORPORATE SEAL)                   By:
                                       -------------------------------

                                   ATTEST:


                                   --------------------------------


COUNTERSIGNED:                     [NAME OF WARRANT AGENT], as
                                   Warrant Agent



                                   By:
                                       ------------------------------
                                           Authorized Signature

                              ELECTION TO EXERCISE

                    (To be executed upon exercise of Warrant)

TO [NAME OF COMPANY]:

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $__________________.

          Please issue a certificate or certificates for such shares of Common Stock in the name of:


PLEASE INSERT SOCIAL SECURITY      Name
OR OTHER IDENTIFYING NUMBER              --------------------------------
OF ASSIGNEE



                                   Address
-----------------------------              ------------------------------



                                   Signature
-----------------------------                ----------------------------


                                   --------------------------------
                                   Note:   The above signature
                                           should correspond
                                           exactly with the name
                                           on the face of this
                                           Warrant Certificate
                                           or with the name of
                                           assignee appearing in
                                           the assignment form
                                           below.

Dated: ______________________, 1997

                                   ASSIGNMENT

  (To be executed only upon assignment of Warrant Certificate)

For value received,__________________________ hereby sells, assigns and transfer unto ___________________________the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:  _____________________, 1997


                              -------------------------------------------------
                               NOTE:  The above signature should correspond
                                      exactly with the name on the face of this Warrant Certificate